UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17th 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1080 La Cienega Blvd, Suite 304
Los Angeles, CA 90035
(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On or about October 1, 2016 Blow and Drive Interlock Corp. (BDIC) entered into a material definitive agreement with California Ignition Interlock (“CII”), Established in 2014 CII has been .a long time provider and distributor of ignition interlocks in Northern California. Our agreement is for CII is be a distributor in Placer and Sacramento Counties. CII will be bringing their current customer base along with years of experience in the interlock industry to our proprietary BDIC network of distributors. Over years CII has done business with two of our largest competitors interlock companies, but due to Blow & Drive Interlock’s 747 Unit and more favorable distributor program CII has chosen BDIC. California Interlock has paid us a non-exclusive territory fee and is now paying us a reoccurring lease/royalty fee for each and every machine they have on the road with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock, Corp A Delaware Corporation

By:	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: November 18, 2016